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                                                                    EXHIBIT 99.1


                         SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of April 16, 1997, by and among Telular Corporation, a Delaware corporation, with headquarters located at 920 Deerfield Parkway, Buffalo Grove, Illinois 60089 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its Preferred Stock, $.01 par value per share (the "PREFERRED STOCK"): the Company's Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"), which shall be convertible into shares of the Company's Common Stock, $.01 par value per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Series A Preferred Shares, substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 10,000 shares of Series A Preferred Stock in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers; and

         D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF SERIES A PREFERRED SHARES.

                  a. Purchase of Series A Preferred Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyers and the Buyers shall purchase from the Company an aggregate of 10,000 shares of Series A Preferred Stock (the "SERIES A PREFERRED SHARES"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers (the "CLOSING"). The per share purchase price (the "PURCHASE PRICE") of the Series A Preferred Shares shall be $1,000.00.



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                  b.       Closing Date.  The date and time of the Closing (the
"CLOSING DATE") shall be 10:00 a.m. Central Standard Time, within five (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  c. Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Series A Preferred Shares to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, a stock certificate representing such number of the Series A Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), duly executed on behalf of the Company and registered in the name of such Buyer or its designee (the "STOCK CERTIFICATES").

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. Investment Purpose. Such Buyer (i) is acquiring the Series A Preferred Shares and (ii) upon conversion of the Series A Preferred Shares, will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any Series A Preferred Shares for any minimum or other specific term and reserves the right to dispose of Series A Preferred Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

                  c. Reliance on Exemptions. Such Buyer understands that the Series A Preferred Shares and the Conversion Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Series A Preferred Shares and the Conversion Shares.

                  d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series A Preferred Shares and the Conversion Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due

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diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below.
Such Buyer understands that its investment in the Series A Preferred Shares and the Conversion Shares involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series A Preferred Shares and the Conversion Shares.

                  e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series A Preferred Shares or the Conversion Shares or the fairness or suitability of the investment in the Series A Preferred Shares or the Conversion Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series A Preferred Shares or the Conversion Shares.

                  f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Series A Preferred Shares and the Conversion Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. Legends. Such Buyer understands that the certificates or other instruments representing the Series A Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE

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         SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
         APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES
         LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series A Preferred Shares or the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Conversion Shares are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Series A Preferred Shares or the Conversion Shares may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Series A Preferred Shares or the Conversion Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Series A Preferred Shares and the Conversion Shares represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act. In the event the above legend is removed from the Series A Preferred Shares or the Conversion Shares, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any Series A Preferred Shares or Conversion Shares that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the 1933 Act (or any successor rule thereto).

                  h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that:

                  a. Organization and Qualification. The Company and its subsidiaries (a complete list of which is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the

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failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, and to issue the Series A Preferred Shares and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Series A Preferred Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which as of April 15, 1997, 31,540,041 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, of which as of the date hereof, no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in
Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement). Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series A Preferred Shares or the Conversion Shares as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's By-laws, as

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in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  d. Issuance of Securities. The Series A Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. Not less than 150% of the number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares based on the trading price of the Common Stock as of the date hereof have been duly authorized and reserved for issuance upon conversion of the Series A Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

                  e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                  f. SEC Documents; Financial Statements. Since January 1, 1996, the Company has filed all reports, schedules, forms, statements and other documents required to be

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filed by it with the SEC pursuant to the reporting requirements of the
Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyer or its representative true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  g.       Absence of Certain Changes.  Except as disclosed in
Schedule 3(g) or the Company's Quarterly Report on Form 10-Q for the three months ended December 31, 1996 as filed with the SEC on February 14, 1997, since December 31, 1996 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                  h.       Absence of Litigation.   There is no action, suit,
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein or (iii), except as expressly set forth in the SEC Documents or in Schedule 3(h), have a material adverse effect on the business,

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operations, properties, financial condition or results of operation of the
Company and its subsidiaries taken as a whole.

                  i. Acknowledgment Regarding Buyers' Purchase of Series A Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Series A Preferred Shares or the Conversion Shares. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                  j.       Intentionally omitted.

                  k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Series A Preferred Shares or the Conversion Shares.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Series A Preferred Shares or the Conversion Shares under the 1933 Act or cause this offering of Series A Preferred Shares and Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq National Market System.

                  m. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

                  n. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name

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



rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  o. Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  q. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                  r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.


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



                  s. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  t. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

                  u. Tax Status. Except as set forth on Schedule 3(u), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  v.       Certain Transactions.  Except as set forth on
Schedule 3(v) and in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series A Preferred Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series A Preferred Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         4.       COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  b. Form D. The Company agrees to file a Form D with respect to the Series A Preferred Shares and the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Series A Preferred Shares and the Conversion Shares for, or obtain exemption for the Series A Preferred Shares and the Conversion Shares for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

                  c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and (B) none of the Series A Preferred Shares is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Use of Proceeds. The Company will use the proceeds from the sale of the Series A Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                  e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within five (5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares based on the trading price of the Common Stock at such time.

                  g. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange and automated quotation system (including the Nasdaq National Market System), if any, upon which shares of Common Stock are then listed

(subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable under the terms of this Agreement and the Registration Rights Agreement. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. ("AMEX"). The Company shall promptly provide to each Buyer copies of any notices it receives from the Nasdaq National Market System regarding the continued eligibility of the Common Stock for listing on the Nasdaq National Market System. The Company shall pay all fees and expenses in connection with satisfying its obligations under this
Section 4(g).

                  h. Expenses. Each of the Company and the Buyers shall each pay its respective costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution, delivery and performance of this Agreement and the Registration Rights Agreement; provided, that, subject to Section 9(l) below, following the Closing, the Company shall reimburse the Buyers for Buyers' attorneys' fees and expenses in connection with this Agreement and the Registration Rights Agreement up to an aggregate of $25,000.

                  i. No Short Sales of the Common Stock. So long as (i) a Buyer or any of its affiliates beneficially owns any Series A Preferred Shares, (ii) the Company has not issued any publicly traded convertible securities and (iii) the Company is not in default under the Certificate of Designations for failing to effect any requested Redemption (as defined in the Certificate of Designations) or conversion of any Series A Preferred Shares pursuant to the Certificate of Designations, such Buyer shall not (A) directly or through or with any other person, engage in any transaction in or relating to securities of the Company in violation of Section 9 of the 1933 Act, or (B) engage in any short sales of the Common Stock ("SHORT SALES"); provided, however, that Short Sales made no earlier than three days prior to the Date of Conversion of any Series A Preferred Shares with respect to a number of shares of Common Stock that does not exceed the number of Conversion Shares to be obtained pursuant to such conversion shall not be prohibited by this Section 4(i)(B). Each Buyer agrees not to engage in any Short Sales during the ten
(10) days prior to the Closing.

                  j. Additional Issuances of Series A Preferred Stock. So long as a Buyer or any of its affiliates beneficially owns Series A Preferred Shares, the Company shall not issue or agree to issue any shares of Series A Preferred Stock unless (i) the Company receives prior written consent from each Buyer, which consent shall not be unreasonably withheld, (ii) the purchaser of the shares of Series A Preferred Stock enters into a securities purchase agreement and registration rights agreement in substantially the form of, and with terms no more favorable to the purchasers of shares of Series A Preferred Stock than those set forth in, this Agreement and the Registration Rights Agreement, respectively, and (iii) the issuance of such additional shares of Series A Preferred Stock is consummated by April 30, 1997.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the

Company upon conversion of the Series A Preferred Shares (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Series A Preferred Shares and the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Series A Preferred Shares or Conversion Shares. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, and substance to the Company, that registration of a resale by such Buyer of any of the Series A Preferred Shares or the Conversion Shares is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The obligation of the Company hereunder to issue and sell the Series A Preferred Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  a. Such Buyer shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                  b. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                  c. Such Buyer shall have delivered to the Company the Purchase Price for the Series A Preferred Shares being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  d. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  The obligation of each Buyer hereunder to purchase the Series A Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                  a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to such Buyer.

                  b. The Certificate of Designations, shall have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                  c. The Common Stock shall be authorized for quotation on the Nasdaq National Market System, The New York Stock Exchange, Inc. or AMEX, trading in the Common Stock issuable upon conversion of the Series A Preferred Shares to be traded on the Nasdaq National Market System, The New York Stock Exchange, Inc. or AMEX shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., The New York Stock Exchange, Inc. or AMEX and all of the Conversion Shares issuable upon conversion of the Series A Preferred Shares to be sold at the Closing shall be listed upon the Nasdaq National Market System, The New York Stock Exchange, Inc. or AMEX.

                  d. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3(c) above.

                  e. Such Buyer shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                  f. The Company shall have executed and delivered to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Series A Preferred Shares being purchased by such Buyer at the Closing.

                  g. The Board of Directors of the Company shall have adopted the resolutions in substantially the form of Exhibit D attached hereto.

                  h. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, at least 150% of the number of shares of Common Stock necessary to provide for the issuance of the Conversion Shares based on the trading price of the Common Stock as of the Closing Date.

                  i. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of this Agreement and acquiring the Series A Preferred Shares and Conversion Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of Series A Preferred Shares and Conversion Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) subject to
Section 9(i), any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designations or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designations or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Series A Preferred Shares or the status of such Buyer or holder of the Series A Preferred Shares or the Conversion Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.       GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to the principles of conflict of laws.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Telular Corporation
                  920 Deerfield Parkway
                  Buffalo Grove, Illinois  60089
                  Telephone:    (847) 465-4500
                  Facsimile:    (847) 465-4501
                  Attention:    President

         With a copy to:

                  Covington & Burling
                  1201 Pennsylvania Avenue, N.W.
                  Washington, D.C.  20044-7566
                  Telephone:   (202) 662-5258
                  Facsimile:   (202) 662-6291
                  Attention:   Michael Cutler, Esq.

         If to the Transfer Agent:

                  Harris Trust and Savings Bank
                  311 W. Monroe Street, 11th Floor
                  Chicago, Illinois 60690
                  Telephone:    (312) 461-2121
                  Facsimile:    (312) 461-1530
                  Attention:    Paulette Striegel

         If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's counsel as set forth on the Schedule of Buyers. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series A Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, except pursuant to a Major Transaction (as defined in Section 3(c) of the Certificate of Designations) with respect to which the Company is in compliance with
Section 3 of the Certificate of Designations. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption and (ii) no Buyer may assign its rights hereunder in a manner that would cause the offering of Series A Preferred Shares hereunder to be required to be registered under the 1933 Act.

                  h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i.       Survival.  Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 3 and 2, respectively, shall survive the Closing until two years after the Closing Date. Unless this agreement is terminated under
Section 9(l), the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Buyers for the expenses described in Section 4(h) above.

                  m. Placement Agent. The Company acknowledges that it has engaged a placement agent in connection with the sale of the Series A Preferred Shares, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out of pocket expenses) arising in connection with any such claim.

                  n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                      BUYERS:

TELULAR CORPORATION                           NELSON PARTNERS


By:  /s/ KENNETH E. MILLARD                   By:  /s/ ANNE DUPUY
   ---------------------------------             ------------------------------
   Name: Kenneth E. Millard                      Name: Anne Dupuy
   Its:  President and Chief Executive           Its:  Officer
         Officer

                                              OLYMPUS SECURITIES, LTD.


                                              By:  /s/  ANNE DUPUY
                                                 ------------------------------
                                                 Name:  Anne Dupuy
                                                 Its:   Alternate Director

                               SCHEDULE OF BUYERS


                                                                          NUMBER OF
                                                                           SERIES A
                                     INVESTOR ADDRESS                     PREFERRED           INVESTOR'S ADVISORS AND LEGAL
    INVESTOR NAME                  AND FACSIMILE NUMBER                     SHARES                   COUNSEL ADDRESS
-----------------------         ------------------------------            -----------         --------------------------------

Nelson Partners                 c/o Leeds Management Services               5,000             Citadel Investment Group, L.L.C.
                                129 Front Street, 5th Floor                                   225 West Washington Street
                                Hamilton HM12 Bermuda                                         Chicago, Illinois 60606
                                Attn:  Anne Dupuy                                             Attention: Kenneth A. Simpler
                                Facsimile: (441) 292-2239                                                Kenneth C. Griffin
                                                                                              Facsimile: (312) 368-1348

                                                                                              Katten Muchin & Zavis
                                                                                              525 W. Monroe Street
                                                                                              Chicago, Illinois 60661-3693
                                                                                              Attn: Robert J. Brantman, Esq.
                                                                                                    Matthew S. Brown, Esq.
                                                                                              Facsimile: (312) 902-1061

Olympus Securities, Ltd.        c/o Leeds Management Services               5,000             Citadel Investment Group, L.L.C.
                                129 Front Street, 5th Floor                                   225 West Washington Street
                                Hamilton HM12 Bermuda                                         Chicago, Illinois 60606
                                Attn:  Anne Dupuy                                             Attention: Kenneth A. Simpler
                                Facsimile: (441) 292-2239                                                Kenneth C. Griffin
                                                                                              Facsimile: (312) 368-1348

                                                                                              Katten Muchin & Zavis
                                                                                              525 W. Monroe Street
                                                                                              Chicago, Illinois 60661-3693
                                                                                              Attn: Robert J. Brantman, Esq.
                                                                                                    Matthew S. Brown, Esq.
                                                                                              Facsimile: (312) 902-1061

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(a)

                                  SUBSIDIARIES

1.       Telular International, Inc. (inactive)
2.       Telular-Adcor Security Products, Inc. (inactive)
3.       Wireless Domain, Inc. (43% ownership position)

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(c)

                                 CAPITALIZATION

The Company has issued stock option and stock under, and is or may become obligated to issue stock in the future, under the following agreements and arrangements:

         1.       Telular Corporation Second Amended and Restated Stock
                  Incentive Plan.
         2. Various stock options agreements with individual employees and former employees.
         3. Stock option agreements with members of the Board of Directors.
         4. Services agreement with law firm of Hamman & Benn, pursuant to which stock is issued in exchange for services.
         5.       Consulting Agreement with William DeNicolo.
         6.       Bonus Plan agreements with Kenneth Millard and Robert
                  Montgomery.
         7.       Stock Purchase Agreement with TelePath Corporation
                  (a/k/a Wireless Domain, Inc.)

    The Company has granted registration rights under the following agreements and arrangements:

         1. Various stock option and incentive agreements with current and former employees.
         2.       Stock Purchase Agreement with TelePath Corporation
                  (a/k/a/ Wireless Domain, Inc.)
         3. Second Registration Rights Agreement, as amended, between Telular Corporation and certain of the original shareholders.

                         Detail listing - Plan post IPO

POST-IPO                                                                             Dte end q4,96
                                                                                     today, or date for calculation
                                            Shares             Strike             Active           Active
Name                                        Issued          Rev. Strike         (Act Emp)        (Term Emp)
Canty, Michael                                 390           $   5.5625               -               260
Geary, Kevin                                 2,400           $   5.5625               -             1,600
Geary, Kevin                                 7,600           $   5.5625               -             2,533
Gomez, Rafael                                  900           $   5.5625               -               600
Walsh, Tim                                   6,000           $   5.5625               -             4,000
Walsh, Tim                                   4,000           $   5.5625               -             4,000
Mallison, Sylvia                             1,410           $   5.5625               -               940
Adams, Phyllis                                 480           $   5.5625               -               320
Glover, Cheryl                                 150           $   5.5625               -               100
Holsey, Mary                                   510           $   5.5625               -               340
Love, Keisha                                   150           $   5.5625               -               100
Birnum, Gunnar                              10,000           $   5.5625               -                 -
O'Shea, Daniel                                 210           $   5.5625               -               140
O'Conell, Patrick                              225           $   5.5625               -               150
Hermann, Jeff                                                       tbd               -                 -
ten Brink, Frank                            25,000           $   5.0000          25,000                 -
ten Brink, Frank                            25,000           $   4.5000          25,000                 -
ten Brink, Frank                            50,000           $   4.5000          50,000                 -
Adams, Michele                                 180           $   5.5625             180                 -
Adams, William                                 750           $   5.5625             750                 -
Altermer, Mehmet                               210           $   5.5625             210                 -
Anter, Nuri                                  7,500           $   5.5625           7,500                 -
Anter, Nuri                                  2,500           $   5.5625           2,500                 -
Beneditz, Neil                                 450           $   5.5625             450                 -
Berg, Joe                                    1,290           $   5.5625           1,290                 -
Blevens, Gladys                                180           $   5.5625             180                 -
Buckley, William                               420           $   5.5625             420                 -
Buckley, William                             4,580           $   5.5625           4,580                 -
Burns, Clem                                    210           $   5.5625             210                 -
Butler, Corey                                  180           $   5.5625             180                 -
Claudio, George                             15,000           $   5.5625          15,000                 -
Claudio, George                             15,000           $   5.5625          15,000                 -
Claudio, George                             18,209           $   5.5625          18,209                 -
Comstock, James                                420           $   5.5625             420                 -
Ejoh, Charles                                  900           $   5.5625             900                 -
Eklund, Laura                                  180           $   5.5625             180                 -
Fagan, Eric                                    165           $   5.5625             165                 -
Gaspar, Zoltan                               3,600           $   5.5625           3,600                 -
Heitschel, Carl                              1,500           $   5.5625           1,500                 -
Holtzrichter, R.                             1,500           $   5.1875           1,500                 -
James, Gail                                    270           $   5.5625             270                 -
Jarnagin, Laura                                210           $   5.5625             210                 -
Jenkins, Gordon                             25,000           $   5.5625          25,000                 -
Jenkins, Gordon                              6,000           $   5.5625           6,000                 -
Jenkins, Gordon                              6,000           $   5.5625           6,000                 -
Kowalski, Gary                               1,500           $   5.3125           1,500                 -
Kushner, Matt                               25,000           $   5.5625          25,000                 -
Landress, Tony                                 390           $   5.5625             390                 -



                                    Page 1

                         Detail listing - Plan post IPO

POST-IPO                                                                             Dte end q4,96
                                                                                     today, or date for calculation
                                            Shares           Strike               Active           Active
Name                                        Issued        Rev. Strike           (Act Emp)        (Term Emp)
Landress, Tony                               6,610           $   5.5625           6,610                 -
Mackely, David                               1,200           $   5.5625           1,200                 -
Maennena, Risto                              2,400           $   5.5625           2,400                 -
Martinez, Teresa                             1,200           $   5.5625           1,200                 -
Mason, Tom                                  20,000           $   5.5625          20,000                 -
Mason, Tom                                  20,000           $   5.5625          20,000                 -
Mason, Tom                                  20,000           $   5.5625          20,000                 -
McDonald, Raul                                 510           $   5.5625             510                 -
Millard, Ken                                50,000           $   5.0000          50,000                 -
Millard, Ken                               150,000           $   4.5000         150,000                 -
Millard, Ken                               300,000           $   4.5000         300,000                 -
Millard, Ken                               150,000           $   4.7800         150,000                 -
Mitchell, John                              10,000           $   5.5625          10,000                 -
Mitchell, John                              10,000           $   5.5625          10,000                 -
Montgomery, Robert                          25,000           $   5.0000          25,000                 -
Montgomery, Robert                          62,000           $   4.5000          62,000                 -
Montgomery, Robert                         123,000           $   4.5000         123,000                 -
Montgomery, Robert                          18,000           $   4.5000          18,000                 -
Montgomery, Robert                          18,000           $   4.5000          18,000                 -
Moore, S perfomance                         25,000           $   5.5625          25,000                 -
Moore, S perfomance                         25,000           $   5.5625          25,000                 -
Moore, Sandy                                12,500           $   5.5625          12,500                 -
Moore, Sandy                                12,500           $   5.5625          12,500                 -
Moore, Sandy                                25,000           $   5.5625          25,000                 -
Mosley, Anthony                                210           $   5.5625             210                 -
Nicholas, Joseph                             1,140           $   5.5625           1,140                 -
Odessky, B                                   2,000           $   5.3750           2,000                 -
Paulraj, David                                 150           $   5.5625             150                 -
Paulraj, David                                 300           $   5.5625             300                 -
Poirier, Louis                                 900           $   5.5625             900                 -
Pullega, Theresa                               450           $   5.5625             450                 -
Pullega, Theresa                               450           $   5.5625             450                 -
Radke, Fred                                 13,750           $   5.5625          13,750                 -
Radke, Fred                                 13,750           $   5.5625          13,750                 -
Radke, Fred                                 27,500           $   5.5625          27,500                 -
Rock, Ronald                                   420           $   5.5625             420                 -
Russell, Roy                                 1,500           $   5.3125           1,500                 -
Sanchez, Edward                                390           $   5.5625             390                 -
Saxon, Michael                                 240           $   5.5625             240                 -
Schormack, Louis                             3,900           $   5.5625           3,900                 -
Schormack, Louis                             6,100           $   5.5625           6,100                 -
Sellin, Steven                              15,000           $   5.5625          15,000                 -
Sellin, Steven                              15,000           $   5.5625          15,000                 -
Sellin, Steven                              25,000           $   5.5625          25,000                 -
Sendele, Steve                               3,000           $   5.5625           3,000                 -
Simpson, Jane                                  180           $   5.5625             180                 -
Skomer, Caryn                                  210           $   5.5625             210                 -
Stec, Eddie                                  1,800           $   5.5625           1,800                 -

POST-IPO                                                                             Dte end q4,96
                                                                                     today, or date for calculation
                                            Shares           Strike               Active           Active
Name                                        Issued        Rev. Strike           (Act Emp)        (Term Emp)
Stec, Eddie                                  8,200           $   5.5625           8,200                 -
Wallace, Robert                                360           $   5.5625             360                 -
Wilkerson, Pam                                 510           $   5.5625             510                 -
Wojcik, Paul                                   390           $   5.5625             390                 -
Yearwood, Sharon                               720           $   5.5625             720                 -
Yerou, John                                 10,000           $   5.5625          10,000                 -
Zamecnik, Tom                                2,000           $   6.1250           2,000                 -

                                 Options Board

BOARD MEMBER'S OPTIONS

                              Shares
            Name              Issued    Strike   Active

Blanchard, Gus                 25,000   $8.2500   25,000
Ford, Larry                    25,000   $8.2500   25,000
Blanchard, Gus                  7,623   $5.5625    7,623
Ford, Larry                    10,000   $5.5625   10,000
Berndt, John                    5,000   $5.0625    5,000
Ford, Larry                    10,000             10,000
Berndt, John                   10,000             10,000
Ford, Larry                    10,000             10,000
Berndt, John                   10,000             10,000
========================================================
TOTAL                                            112,623


                                    Special

SPECIAL OPTIONS
                       Shares              Active     Active
Name                   Issued     Price   (Act Emp) (Term Emp)
----                   ------     -----   --------- ----------
Puleo, Rod              20,023   $ 8.7900               13,349
Quinlan, Michael        37,107   $ 8.7900               12,369
Vodak, James             4,455   $ 8.7900                1,485
Wagster, Dan             6,824   $ 8.7900                4,550
Wilkins, John            6,354   $ 8.7900                4,236
Elliott, Loretta         2,248   $ 8.7900                1,498
Gerstner, Dick          59,201                          59,201

Puleo, Rod              20,555   $ 9.7500               13,703
Quinlan, Michael        17,308   $ 9.7500               11,539
Vodak, James             4,615   $ 9.7500                1,538
Wagster, Dan             1,369   $ 9.7500                  913
Wagster, Dan             2,734   $ 9.7500                1,823
Wilkins, John            5,680   $ 9.7500                3,787
Elliott, Loretta         2,012   $ 9.7500                1,341
Gerstner, Dick          69,744                          69,744

Puleo, Rod              20,000   $ 9.7500               13,333
Quinlan, Michael        25,000   $13.0000               12,500
Vodak, James             5,000   $ 8.5000                5,000
Rose, Eric              10,000   $ 5.5625               10,000

Wagster, Dan            37,220   $ 8.2500

Wilkins, John           20,000   $13.0000               10,000
Wilkins, John           30,575   $ 8.2500
Wilkins, John           10,000   $ 8.2500

Elliott, Loretta        10,000   $ 8.2500


                       428,024                   --    251,909

                                                             PRE-IPO

                   Act/Term     Start        Term        Grant        Grant        Shares                   Exercise
Name                  1/0        Date        Date         Date          #          Issued       Price         Date
-----              --------    ---------    --------    --------    --------     ---------      ---------  -----------
Herget, Phillip      0          11/01/93     06/30/94    08/01/93                     28,000      $3.710
                                                         08/01/93                     14,000      $3.710
                                                         08/01/93                     14,000      $3.710
                                                                                                  $3.710      08/16/95
                                                                                                  $3.710      08/17/95
                                                                                                  $3.710      08/18/95

Gerstner, Richard    0          11/01/93     11/15/95    11/01/93                     36,078      $6.930
                                                         11/01/93                     36,078      $6.930
                                                         11/01/93                     36,092      $6.930
                                                         08/31/94                                 $9.750
                                                                                                  $6.930      06/04/96

Shafer, Ed           0          01/01/86     05/03/96    12/01/92      017           128,800      $0.930      08/08/94
                                                                                                              08/09/94
                                                                                                              08/10/94
                                                                                                              12/02/94
                                                                                                              12/05/94
                                                                                                              02/15/95
                                                                                                              05/15/95
                                                                                                              05/18/95
                                                                                                              05/24/95
                                                                                                              06/09/95
                                                                                                              05/02/96

Brletich, Frank      0          12/16/92     01/27/95    12/01/92      028            64,106      $0.930      02/15/95
                                                                                                              03/16/95
                                                                                                              03/20/95
                                                                                                              04/20/95
                                                                                                              05/09/95
                                                                                                              05/10/95
                                                                                                              05/15/95
                                                                                                              05/24/95
                                                                                                              06/09/95
                                                                                                              06/22/95
                                                                                                              07/10/95

                                                         12/01/92      029            64,106      $0.930      07/10/95
                                                                                                              01/02/96
                                                                                                              01/03/96
                                                                                                              01/04/96
                                                                                                              01/05/96
                                                                                                              04/02/96
                                                                                                              05/02/96
                                                                                                              06/03/96
                                                                                                              06/04/96
                                                                                                              06/04/96

Claudio, George      1          12/17/86                 12/01/92      001            96,376      $0.930


                                                             PRE-IPO

                                              Open after     Active        Active      Cancelled
Name                  Expiry      Exercised    exercise    (Act. Emp)    (Term Emp)     Shares
-----                --------     ----------  -----------  ----------    ----------   -----------
Herget, Phillip                                   28,000
                                                  42,000
                                                  56,000
                                       1,000      55,000
                                       8,000      47,000
                                      11,000      36,000                      36,000

Gerstner, Richard      11/01/99                   36,078
                       11/01/00                   72,156
                       11/01/01                  108,248
                       08/31/04                  108,248
                                      10,000      98,248                      98,248

Shafer, Ed             12/01/97       20,000     108,800
                                      20,000      88,800
                                       5,000      83,800
                                       3,000      80,800
                                      10,000      70,800
                                      10,000      60,800
                                      10,000      50,800
                                      10,000      40,800
                                      10,000      30,800
                                       5,000      25,800
                                      22,800       3,000                       3,000

Brletich, Frank        12/01/98       10,000      54,106
                                       5,000      49,106
                                       5,000      44,106
                                      10,000      34,106
                                         500      33,606
                                       5,500      28,106
                                       4,000      24,106
                                      10,000      14,106
                                      10,000       4,106
                                       1,000       3,106
                                       3,106        -                           -

                       12/01/99        3,894      60,212
                                       1,000      59,212
                                       1,300      57,912
                                         800      57,112
                                         500      56,612
                                       8,000      48,612
                                       5,000      43,612
                                       5,000      38,612
                                      30,000       8,612
                                       6,000       2,612                       2,612

Claudio, George        12/01/97                   96,376        96,376

                                                             PRE-IPO

                   Act/Term     Start        Term        Grant        Grant        Shares                   Exercise
Name                  1/0        Date        Date         Date          #          Issued       Price         Date
-----              --------    ---------    --------    --------    --------     ---------      ---------  -----------
Eshkenazi, Sheryl     0         06/05/87     07/31/96    12/01/92      004         64,106         $0.940


Jenkins, Gordon       1         05/13/74                 09/30/93      274         24,850         $1.440      02/23/94
Jenkins, Gordon       1         05/13/74                 09/30/93      275         24,850        $18.000



Montgomery, Robert    1         11/16/83                 09/30/93      272         61,950        $18.000
Montgomery, Robert    1         11/16/83                 09/30/93      273         61,950         $1.440      02/23/94




Murtha, Pat           0         03/15/91     07/01/96    12/01/92      010         96,376         $0.930      08/10/95
                                                                                                              08/21/95
                                                                                                              09/11/95
                                                                                                              09/12/95
                                                                                                              09/13/95
                                                                                                              09/14/95
                                                                                                              09/15/95
                                                                                                              06/07/96
                                                                                                              06/10/96
                                                                                                              06/10/96

Walsh, Tim            1         04/12/93                 04/01/93      020         35,084         $2.140


     TOTAL


                                                             PRE-IPO

                                              Open after     Active        Active      Cancelled
Name                  Expiry      Exercised    exercise    (Act. Emp)    (Term Emp)     Shares
-----                --------     ----------  -----------  ----------    ----------   -----------
Eshkenazi, Sheryl      12/01/97                   64,106                      64,106


Jenkins, Gordon                       24,850         -
Jenkins, Gordon                                   24,850        24,850



Montgomery, Robert                                                                         61,950
Montgomery, Robert                    61,950         -             -




Murtha, Pat            12/01/97        2,500      93,876
                                       2,500      91,376
                                      10,000      81,376
                                       5,000      76,376
                                      15,000      61,376
                                      20,000      41,376
                                       1,000      40,376
                                      10,000      30,376
                                      10,000      20,376
                                      20,376         -

Walsh, Tim            4/99/00            -        35,084                      35,084


     TOTAL                                                     121,226       239,050       61,950

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(e)

                                   CONFLICTS


None

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(g)

                                MATERIAL CHANGES

1. In connection with its consolidation and restructuring, the Company is transferring manufacturing and certain other business activities from Atlanta to Illinois
2.       R&D contracts:
- Mentor Graphics: Agreement dated December 10, 1996 for development of RJ-11 ASIC software and/or design.
- Wireless Domain: Various development and project management projects to develop integrated radio designs for AMPS, ETACS, GSM, DCS 1800 standards. Create interface between new radio designs and RJ-11 ASIC.
-        Qualcomm Contract dated April 11, 1997, to enter into Supply
         Agreement for services and supplies associated with the Qualcomm daughter card.
- TTP license agreements dated January 21, 1997 for GSM license and support including a maintenance contract.
         Agreements cover GSM protocol stack, GSM data services and GSM application background layer.

3.       The Company is party to ongoing litigation, described on
         Schedule 3(h).
4.       The Company's existing loan agreement with LaSalle National
         Bank is scheduled to terminate on April 30, 1997. A replacement facility is under negotiation, but has not been completed.

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(h)

                                   LITIGATION

1.       The Company is party to the litigation described on pages
         10-11 of the Company's Form 10-K for the year ended
         September 30, 1996.
2.       The Company is engaged in a contractual dispute with Global
         Tel*Link, Inc., regarding an agreement pursuant to which the Company had agreed to purchase payphones to be manufactured by Global Tel*Link. The Company terminated the agreement asserting late delivery. Global Tel*Link has asserted a claim for $1.2 million in damages, but has not instituted an arbitration demand in accordance with the agreement.
3. Two ex-employees of the Company have asserted claims for unpaid commissions. One of these employees has also asserted a claim alleging sex discrimination. On March 5, 1997, this same ex-employee filed a law suit against the Company.

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(n)

                             INTELLECTUAL PROPERTY

1.       The Company is party to the litigation described on pages
         10-11 of the Company's Form 10-K for the period ending
         September 30, 1996.
2. Information regarding the Company's patents, licenses and other intellectual property is set forth on pages 8-10 of the Company's Form 10-K for the year ended September 30, 1996, and incorporated herein.

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(p)

                                     LIENS


1 Liens in favor of LaSalle National Bank Loan pursuant to loan agreement
2.       Hewlett Packard Machinery lease

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(u)

                                   TAX STATUS

None

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 3(v)

                              CERTAIN TRANSACTIONS

None

Schedules to Securities Purchase Agreement of April 1997.

                                 SCHEDULE 4(d)

                                USE OF PROCEEDS

1.       General business purposes
2.       Research and development
3.       Working capital requirements

                                   EXHIBIT A

                FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES
                  AND RIGHTS OF THE SERIES A PREFERRED SHARES


Attached hereto [as Exhibit 99.2].

                                   EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT

Attached hereto [as Exhibit 99.3].

                                   EXHIBIT C

                        Form of Company Counsel Opinion

Attached hereto.

                       [COVINGTON & BURLING LETTERHEAD]

                                 April 16, 1997

Nelson Partners
c/o Leeds Management Services
129 Front Street, 5th Floor
Hamilton HM12 Bermuda
Attn:  Anne Dupuy

Olympus Securities, Ltd.
c/o Leeds Management Services
129 Front Street, 5th Floor
Hamilton HM12 Bermuda
Attn:  Anne Dupuy

Ladies and Gentlemen:

                  We have acted as counsel to Telular Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale of 10,000 shares of Series A Convertible Preferred Shares (the "Preferred Shares") pursuant to the Securities Purchase Agreement dated April 16, 1997, between the Company and each of you (the "Securities Purchase Agreement").

                  In connection with rendering the opinions set forth hereto, we have examined a copy of the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions (the "Transaction Documents"), the Company's Certificate of Incorporation, as amended to date, its Bylaws, as amended to date, the proceedings of the Company's Board of Directors taken in connection with the sale and issuance of the Preferred Shares, and such other documents and instruments as we have deemed necessary. As to certain matters of fact, we have relied upon a certificate of officers of the Company.

                  In conducting our examination, we have assumed the following:
(i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to as copies, (ii) that the Securities Purchase Agreement has been duly and validly authorized, executed, and delivered by the party or

Nelson Partners
Olympus Securities, Ltd.
April 16, 1997
Page 2

parties thereto other than the Company, and (iii) that the Securities Purchase Agreement constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the terms of the Securities Purchase Agreement.

                  In rendering the opinion set forth in paragraph 5 below, we have relied upon your representations and warranties as set forth in the Securities Purchase Agreement.

                  With respect to matters stated herein to be to our actual knowledge, we have advised you only as to the actual knowledge without independent investigation of those lawyers in our firm who have devoted substantive attention to this transaction on behalf of the Company.

                  Capitalized terms used and not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

         Based on the foregoing, and subject to the assumptions and qualifications set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power to conduct its business and to own, lease and operate its properties, as described in the Company's Annual Report on Form 10-K for the year ended September 30, 1996 (the "1996 10-K"). The Company is qualified as a foreign corporation to do business and is in good standing in the State of Illinois.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions (collectively, the "Transaction Documents"), including issuance of the Preferred Shares and the Conversion Shares in accordance with the terms thereof. The filing of the Certificate of Designations and the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated therein have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor. The Transaction Documents have been duly executed and delivered by the Company and the Certificate of Designations has been duly executed and properly filed by the Company with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporate Law (the "Delaware Corporate Law") and has become effective under the Delaware Corporate Law. The Transaction Documents, other than the Certificate of Designations, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

Nelson Partners
Olympus Securities, Ltd.
April 16, 1997
Page 3



         3. The issuance and sale of the Preferred Shares, have been duly authorized. When issued in accordance with the terms of the Securities Purchase Agreement, the Preferred Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares in accordance with the Securities Purchase Agreement and the Certificate of Designations and when issued in accordance with the Securities Purchase Agreement and the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free of all taxes, liens charges and preemptive rights with respect to the issue thereof.

         4. As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, par value $.01 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share. None of such Common Stock or such Preferred Stock is subject to preemptive rights or other rights of the stockholders of the Company pursuant to the Certificate of Incorporation or the Bylaws or under the Delaware Corporate Law. The rights, preferences and privileges of the Series A Preferred Shares are as stated in the Certificate of Designations. The Board of Directors of the Company has reserved for issuance shares of Common Stock sufficient to provide for the issuance of the Conversion Shares.

         5. The Preferred Shares and the Conversion Shares may be issued to you pursuant to the Transaction Documents without registration under the 1933 Act or the securities laws of any state.

         6. No authorization, approval, consent, filing or other order of any federal or state governmental body, regulatory agency, self-regulatory organization or stock exchange or market, or the stockholders of the Company, or any court, or, to our knowledge, any third party, is required to be obtained by the Company to enter into and perform its obligations under the Transaction Documents or for the issuance and sale of the Preferred Shares and the Conversion Shares as contemplated by the Transaction Documents, with the exception of (i) the listing of the Conversion Shares with NASDAQ, (ii) the filing of a Form D with the Securities and Exchange Commission, and (iii) such registrations, filings and approvals with and by the Securities and Exchange Commission and applicable state securities regulators as may be necessary to effect the registration of the Conversion Shares for resale.

         7. Except as disclosed in the Securities Purchase Agreement, we do not have actual knowledge of any action, suit, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or threatened against the Company or any of its subsidiaries or any of the Properties of the Company or any of its subsidiaries.

         8. The execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby and

Nelson Partners
Olympus Securities, Ltd.
April 16, 1997
Page 4

the compliance by the Company with the terms thereof does not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under (i) the Certificate of Incorporation or the Bylaws, (ii) to the best of our knowledge, any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party or by which the Company is bound and which the Company has filed as an exhibit to the 1996 10-K, or which, to our actual knowledge, the Company is otherwise required to file with the Securities and Exchange Commission, or (iii) any statute, law, rule or regulation applicable to the Company or, to our actual knowledge, any order, writ, injunction or decree, if such violation would have a material adverse effect on the business, operations, financial conditions or results of operations of the Company.

         9. The Company is not an "investment company" or any entity controlled by an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         In the process of our review of the 1996 10-K and all other reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, since the date of the filing of the 1996 10-K, although we have not engaged in any independent investigation and do not assume any responsibility for the accuracy or completeness of the information contained therein, nothing has come to our attention that has led us to believe that any of such reports contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, as of its filing date with the SEC.

                  This opinion is rendered only with regard to the matters set out above. No other opinions are intended nor should they be inferred. We are attorneys licensed to practice in the District of Columbia and the federal courts and agencies of the United States, and we express no opinion herein as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

                  The opinions expressed herein are given to you solely for your use in connection with the Securities Purchase Agreement and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. This opinion is given solely as of the date hereof, and we assume no obligation or duty to update any of the opinions expressed herein.

                                                      Very truly yours,

                                                      /s/ COVINGTON & BURLING

                                                      Covington & Burling

                                   EXHIBIT D

        FORM OF RESOLUTIONS ADOPTED BY THE COMPANY'S BOARD OF DIRECTORS


Attached hereto.

                              Telular Corporation
                     Special Meeting of Board of Directors
                                 April 14, 1997

        Resolution to approve and execute up to $21,000,000 in Series A
         Convertible Preferred Stock through a private placement, using
                    Lehman Brothers as the Investment Banker


WHEREAS, Telular Corporation has determined that it is in the best interest of the Company to secure up to $21,000,000 in proceeds from a Private Placement upon the terms and conditions listed on the attached Exhibit A; and

RESOLVED, that 21,000 shares of the Company's Preferred Stock be designated as the Series A Convertible Preferred Stock, with the preferences and rights set forth on Exhibit B hereto; and

RESOLVED, that a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Telular Corporation, in the form of Exhibit B hereto, be filed with the Secretary of State of Delaware; and

RESOLVED, that the Corporation be, and it hereby is, authorized to issue 21,000 shares of Series A Convertible Preferred Stock in accordance with and for the consideration specified in Exhibit A hereto to the purchasers specified in Exhibit A hereto, or to such other or additional purchasers as the officers of the Corporation may approve; and

RESOLVED, that the Corporation be, and it hereby is, authorized to issue upon conversion of the Series A Convertible Preferred Stock such shares of Common Stock, par value $.01 per share, of the Corporation, up to the total amount authorized under the Certificate of Incorporation and not theretofore issued or reserved for issuance for any other purpose, as may be required in accordance with the terms of the Series A Convertible Preferred Stock; and

RESOLVED, that the Corporation hereby reserves for issuance upon conversion of the Series A Convertible Preferred Stock 12 million shares of Common Stock, par value $.01 per share, of the Corporation; and

RESOLVED, that the Corporation be, and it hereby is, authorized to effect the registration of such Common Stock of the Corporation on Securities Exchange Commission Form S-3 or such other form as may be appropriate, and in connection therewith to execute and deliver such registration statements and other documents, instruments, agreements and certificates, pay such sums, and take such other actions as the officers of the Corporation may deem necessary or desirable in connection therewith; and

RESOLVED, that the Corporation be, and it hereby is, authorized to issue to Lehman Brothers up to 95,000 shares of Common Stock, par value $.01 per share, of the Corporation, in consideration for its services heretofore provided in connection with the sale of the Series A Convertible Preferred Stock.

RESOLVED, that the Corporation be, and it hereby is, authorized to issue in accordance with the terms of the Private Placement, that number of shares of Common Stock of the Corporation, par value $.01 per share, as is specified in the Private Placement; and

RESOLVED, that the appropriate officers of the Company be and each is authorized to do and perform or cause to be done and performed in the name and on behalf of the Company, any and all such acts and things and execute or deliver, under corporate seal or otherwise, any and all such documents, agreements, instruments, certificates and notices as shall be necessary or appropriate to carry out the intent of the foregoing resolution.

                                   EXHIBIT E

                FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS


Attached hereto.

                          TRANSFER AGENT INSTRUCTIONS

                              TELULAR CORPORATION


                                 April 16, 1997


Harris Trust and Savings Bank
311 W. Monroe Street
Chicago, Illinois 60690
Attn:  Paulette Striegel

Ladies and Gentlemen:

         Reference is made to that certain Securities Purchase Agreement, of even date herewith, by and among Telular Corporation, a Delaware corporation (the "Company"), and each of Nelson Partners and Olympus Securities, Ltd. (collectively, the "Holders") pursuant to which the Company is issuing to the Holders an aggregate of 10,000 shares of Series A Preferred Stock, $.01 par value, of the Company (the "Preferred Shares"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares (the "Conversion Shares") of Common Stock, $.01 par value (the "Common Stock"), of the Company to or upon the order of a Holder from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I and (ii) certificates representing Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction). Certificates representing the Convertible Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction: provided, however, that if the Conversion Shares are not registered for resale under the Securities Act of 1933, as amended, then the certificates for the Conversion Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."


and, provided, further that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

                  Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

                  Should you have any questions concerning this matter, please contact me at (847) 465-4500.

                                                Very truly yours,

                                                TELULAR CORPORATION

                                                By:
                                                   ---------------------------
                                                Name:      Kenneth Millard
                                                Its:       President and Chief
                                                           Executive Officer


ACKNOWLEDGED AND AGREED:

HARRIS TRUST AND SAVINGS BANK


By:
    -----------------------------
Name:
      ---------------------------
Title:
      ---------------------------
Date:
      ---------------------------


Enclosure

cc:      Nelson Partners
         Olympus Securities, Ltd.
         Robert J. Brantman, Esq.

                                   EXHIBIT I

                              TELULAR CORPORATION
                               CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Telular Corporation (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED SHARES"), of Telular Corporation, a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.01 par value per share (the "COMMON STOCK"), of the Company by tendering the stock certificate(s) representing the share(s) of Series A Preferred Shares specified below as of the date specified below. The undersigned represents and warrants that as of the date of this notice the undersigned is in compliance with Section 4(i) of the Securities Purchase Agreement among the Company and the Buyers named therein.

             Date of Conversion:
                                                 ------------------------------

             Number of Series A

             Preferred Shares to be converted:
                                                 ------------------------------

             Stock certificate no(s). of Series A
             Preferred Shares to be converted:
                                                 ------------------------------

        Please confirm the following information:

             Conversion Price:
                                                 ------------------------------

             Number of shares of Common Stock
             to be issued:
                                                 ------------------------------

             Additional Amount:
                                                 ------------------------------

Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which the Series A Preferred Shares are being converted in the following name and to the following address:

             Issue to:
                                                 ------------------------------
                                                 ------------------------------
                                                 ------------------------------
                                                 ------------------------------
             Facsimile number:
                                                 ------------------------------

              Authorization:
                                                 ------------------------------
                                                 By:
                                                    ---------------------------
                                                 Title:
                                                       ------------------------
             Dated:
                                                 ------------------------------